UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2016

United Parcel Service, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Glenlake Parkway, N.E., Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 828-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 19, 2016, United Parcel Service, Inc. (the “Company”) entered into an agreement (the “Euro Underwriting Agreement”) with the underwriters listed on Schedule II thereto (the “Euro Underwriters”), whereby the Company agreed to sell and the Euro Underwriters agreed to purchase from the Company, subject to and upon the terms and conditions set forth in the Euro Underwriting Agreement, €500,000,000 principal amount of 1.000% Senior Notes due 2028 (the “Euro Transaction”).

Concurrently with the Euro Transaction, the Company entered into an agreement (the “U.S. Underwriting Agreement”) with the underwriters listed on Schedule II thereto (the “U.S. Underwriters”), whereby the Company agreed to sell and the U.S. Underwriters agreed to purchase from the Company, subject to and upon the terms and conditions set forth in the U.S. Underwriting Agreement, $500,000,000 principal amount of 2.400% Senior Notes due 2026 and $500,000,000 principal amount of 3.400% Senior Notes due 2046 (the “U.S. Transaction” and, together with the Euro Transaction, the “Transactions”).

The Company intends to use the net proceeds of the Transactions for general corporate purposes, including the repayment of commercial paper.

Copies of the Euro Underwriting Agreement and U.S. Underwriting Agreement are attached hereto as Exhibit 1.1 and Exhibit 1.2, respectively, and are incorporated herein by reference. The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Euro Underwriting Agreement and U.S. Underwriting Agreement, respectively.

The Company is filing this Current Report on Form 8-K so as to file with the Securities and Exchange Commission certain items related to the Transaction that are to be incorporated by reference into its Registration Statement on Form S-3ASR (Registration No. 333-214056).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	Euro Underwriting Agreement

1.2	U.S. Underwriting Agreement

4.1	Form of 1.000% Senior Notes due 2028

4.2	Form of 2.400% Senior Notes due 2026

4.3	Form of 3.400% Senior Notes due 2046

4.4	Paying Agency Agreement, by and between the Company and The Bank of New York Mellon, London Branch

5.1	Opinion of King & Spalding LLP

23.1	Consent of King & Spalding LLP (included in Exhibit 5.1)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.

Date: October 24, 2016	By:	/s/ Richard N. Peretz
Name: Richard N. Peretz
Title: Senior Vice President, Chief Financial Officer and Treasurer